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                                                                   EXHIBIT 11.1

                              SAIGENE CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                               Period from September 19, 1996             Three Months
                                                           (Inception) through September 30, 1996    Ended December 31, 1996
                                                           --------------------------------------    -----------------------
Net loss................................................                $  (51,767)                        $ (211,846)
                                                                        ==========                         ==========

Weighted average common shares outstanding..............                 1,050,000                          1,050,000
Common shares issuable on exercise of options
  and warrants(1).......................................                   407,083                            407,083
                                                                        ----------                         ----------
Weighted average common and common equivalent
  shares outstanding....................................                 1,457,083                          1,457,083
                                                                        ==========                         ==========

Net loss per common share...............................                $    (0.04)                        $    (0.15)
                                                                        ==========                         ==========

(1) Common shares issuable on exercise of options and warrants include all common share equivalents issued during the 12 months immediately preceding the anticipated date of the Company's initial public offering as if they were outstanding for all periods presented, even though it was a loss period where the impact of the incremental shares is antidilutive, using the treasury stock method and an assumed initial public offering price of $6 per share.


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